Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 187860) pertaining to the 2002 Equity Incentive Plan, the 2012 Equity Incentive Plan, the 2013 Equity Incentive Plan and the 2013 Employee Stock Purchase Plan of our report dated March 7, 2014 with respect to the financial statements of Chimerix, Inc. included in this Annual Report (Form 10-K) of Chimerix, Inc. for the year ended December 31, 2013.

/S/ Ernst & Young LLP

Raleigh, North Carolina
March 7, 2014